                                                                    EXHIBIT 99.1


                             [HEALTH CARE REIT LOGO]


F O R   I M M E D I A T E   R E L E A S E

                                                MAY 6, 2004
                                                FOR MORE INFORMATION CONTACT:
                                                RAY BRAUN - (419) 247-2800
                                                MIKE CRABTREE - (419) 247-2800
                                                SCOTT ESTES - (419) 247-2800

                             HEALTH CARE REIT, INC.
                          REPORTS FIRST QUARTER RESULTS

Toledo, Ohio, May 6, 2004........HEALTH CARE REIT, INC. (NYSE/HCN) today announced operating results for its first quarter ended March 31, 2004. We continue to meet our financial and operational expectations.

"We were pleased with our operating results for the quarter," commented George
L. Chapman, chief executive officer of Health Care REIT, Inc. "Our $87.3 million of new investments during the first quarter supports our net investment target of $200 million this year. We are well positioned for growth given our solid balance sheet, increased line of credit and our high quality $2 billion portfolio with improving property-level payment coverage ratios."

As previously announced, the Board of Directors declared a dividend for the quarter ended March 31, 2004 of $0.60 per share as compared to $0.585 per share for the same period in 2003. The dividend is a one and one-half cent increase from the dividend paid for the fourth quarter of 2003 and represents the 132nd consecutive dividend payment. The dividend will be payable May 20, 2004 to stockholders of record on April 30, 2004.

SUMMARY OF FIRST QUARTER RESULTS
(In thousands, except per share data)

-------------------------------------------------------------------------------------------
                                                  THREE MONTHS ENDED   THREE MONTHS ENDED
                                                    MARCH 31, 2004       MARCH 31, 2003
-------------------------------------------------------------------------------------------
Revenues                                                $60,961              $44,137
-------------------------------------------------------------------------------------------
Net Income Available to Common Stockholders             $18,655              $16,451
-------------------------------------------------------------------------------------------
Funds From Operations                                   $35,789              $28,074
-------------------------------------------------------------------------------------------
Net Income Per Diluted Share                             $0.36                $0.41
-------------------------------------------------------------------------------------------
FFO Per Diluted Share                                    $0.70                $0.69
-------------------------------------------------------------------------------------------
Dividend Per Share                                      $0.585               $0.585
-------------------------------------------------------------------------------------------
FFO Payout Ratio                                          84%                  85%
-------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Net income available to common stockholders totaled $18.7 million, or $0.36 per diluted share, for the first quarter of 2004, compared with $16.5 million, or $0.41 per diluted share, for the same period in 2003. Funds from operations totaled $35.8 million, or $0.70 per diluted share, for the first quarter of 2004, compared with $28.1 million, or $0.69 per diluted share, for the same period in 2003.

We had a total outstanding debt balance of $1.0 billion at March 31, 2004, as compared with $740.8 million at March 31, 2003, and stockholders' equity of $1.2 billion, which represents a debt to total book capitalization ratio of 47 percent. The debt to total market capitalization at March 31, 2004 was 32 percent. Our coverage ratio of EBITDA to interest was 3.11 to 1.00 for the three months ended March 31, 2004.

PORTFOLIO UPDATE. Two assisted living facilities stabilized during the quarter. We ended the quarter with 11 assisted living facilities remaining in fill-up, representing six percent of revenues. Only two facilities, representing one percent of revenues, have occupancy of less than 50 percent. One facility opened in the third quarter of 2003 after completion of construction and the other facility was a new acquisition last quarter.

As previously announced, Doctors Community Health Care Corporation and its subsidiaries (Doctors) filed for Chapter 11 bankruptcy protection on November 20, 2002. Pursuant to procedures approved by the bankruptcy court, the assets of Doctors were the subject of an auction held on December 10 through December 16, 2003. At the conclusion of that auction, the debtors' independent director declared certain members of Doctors' management the winning bidder. Their bid contemplated a reorganization of Doctors and its subsidiaries with new equity and debt capitalization. Pursuant to the plan of reorganization, we entered into mortgage financings totaling $22.2 million with the reorganized Doctors.

STRAIGHT-LINE RENT. We recorded $6.7 million of straight-line rent for the quarter. Straight-line rent includes $601,000 in cash payments outside the normal monthly rental payments for the three-month period.

SUPPLEMENTAL REPORTING MEASURES. We believe that net income, as defined by accounting principles generally accepted in the United States (U.S. GAAP), is the most appropriate earnings measurement. However, we consider funds from operations (FFO) to be a useful supplemental measure of our operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Additionally, we exclude the non-cash provision for loan losses. We believe that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of our operations. Additionally, restrictive covenants in our long-term debt arrangements contain financial ratios based on EBITDA. We primarily utilize EBITDA to measure our interest coverage ratio which represents EBITDA divided by interest expense.

FFO and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Management uses these financial measures to facilitate internal and external comparisons to our historical operating results, in making operating decisions and for budget planning purposes. Additionally, FFO is an internal evaluation metric utilized by the Board of Directors to evaluate management. FFO and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO and EBITDA, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 13 and 15 for reconciliations of FFO and EBITDA to net income.

--------------------------------------------------------------------------------

OUTLOOK FOR 2004. We are confirming our 2004 guidance and expect to report net income available to common stockholders in the range of $1.68 to $1.73 per diluted share, and FFO in the range of $2.99 to $3.04 per diluted share. The guidance assumes no change in our forecast for net investments of $200 million. Additionally, we plan to manage the company to maintain investment grade status with a capital structure consistent with our current profile. Please see Exhibit 14 for a reconciliation of the outlook for net income and FFO.

CONFERENCE CALL INFORMATION. We have scheduled a conference call on May 7, 2004, at 11:00 a.m. Eastern to discuss our first quarter results, industry trends, portfolio performance and outlook for 2004. To participate on the webcast, log on to www.hcreit.com or www.fulldisclosure.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on our Web site under the heading Press Releases.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. At March 31, 2004, we had investments in 340 health care facilities in 33 states with 48 operators and had total assets of approximately $2.2 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code - HCN. More information is available on the Internet at www.hcreit.com.

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the possible expansion of our portfolio; the performance of our operators and properties; our ability to enter into agreements with new viable tenants for properties which we take back from financially troubled tenants, if any; our ability to make distributions; our policies and plans regarding investments, financings and other matters; our tax status as a real estate investment trust; our ability to appropriately balance the use of debt and equity; and our ability to access capital markets or other sources of funds. When we use words such as "believe," "expect," "anticipate," or similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; compliance with and changes to regulations and payment policies within the health care industry; changes in financing terms; competition within the health care and senior housing industries; and changes in federal, state and local legislation. Finally, we assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

                           FINANCIAL SCHEDULES FOLLOW

                                      #####

--------------------------------------------------------------------------------

                             HEALTH CARE REIT, INC.
                              FINANCIAL SUPPLEMENT

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN THOUSANDS)


                                                                          MARCH 31
                                                          -------------------------------------------
                                                                2004                     2003
                                                          -------------------------------------------
ASSETS
    Real estate investments:
    Real property owned
      Land                                                     $   174,888               $   120,640
      Buildings & improvements                                   1,786,296                 1,312,218
      Construction in progress                                      17,924                    26,162
                                                          -----------------        ------------------
                                                                 1,979,108                 1,459,020
      Less accumulated depreciation                               (169,574)                 (125,173)
                                                          -----------------        ------------------
      Total real property owned                                  1,809,534                 1,333,847

    Loans receivable
      Real property loans                                          218,434                   205,634
      Subdebt investments                                           45,173                    17,613
                                                          -----------------        ------------------
                                                                   263,607                   223,247
    Less allowance for losses on loans receivable                   (8,125)                   (5,205)
                                                          -----------------        ------------------
                                                                   255,482                   218,042
                                                          -----------------        ------------------
      Net real estate investments                                2,065,016                 1,551,889

Other assets:
      Equity investments                                             3,298                     7,101
      Deferred loan expenses                                         9,554                     5,518
      Cash and cash equivalents                                     47,063                    33,878
      Receivables and other assets                                  61,390                    43,454
                                                          -----------------        ------------------
                                                                   121,305                    89,951
                                                          -----------------        ------------------

TOTAL ASSETS                                                   $ 2,186,321               $ 1,641,840
                                                          =================        ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
      Borrowings under unsecured lines of
        credit obligations                                     $         0               $    74,100
      Senior unsecured notes                                       865,000                   615,000
      Secured debt                                                 147,616                    51,730
      Accrued expenses and other liabilities                        13,342                     7,637
                                                          -----------------        ------------------
Total liabilities                                                1,025,958                   748,467

Stockholders' equity:
      Preferred stock                                              119,631                   127,500
      Common stock                                                  51,051                    40,207
      Capital in excess of par value                             1,091,896                   793,541
      Treasury stock                                                  (850)                        0
      Cumulative net income                                        681,371                   599,793
      Cumulative dividends                                        (781,046)                 (664,446)
      Accumulated other
         comprehensive income                                            1                      (344)
      Other equity                                                  (1,691)                   (2,878)
                                                          -----------------        ------------------
TOTAL STOCKHOLDERS' EQUITY                                       1,160,363                   893,373
                                                          -----------------        ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 2,186,321               $ 1,641,840
                                                          =================        ==================


--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          THREE MONTHS ENDED
                                                               MARCH 31
                                                   ---------------------------------
                                                        2004              2003
                                                   ---------------------------------
Revenues:
      Rental income                                      $ 54,535          $ 38,605
      Interest income                                       5,713             4,940
      Transaction fees and other income                       713               592
      Prepayment fees                                           0                 0
                                                   ---------------   ---------------
Gross revenues                                             60,961            44,137

Expenses:
      Interest expense                                     18,552            11,383
      Provision for depreciation                           17,134            10,920
      General and administrative                            3,159             2,611
      Loan expense                                            891               635
      Provision for loan losses                               300               250
                                                   ---------------   ---------------
Total expenses                                             40,036            25,799
                                                   ---------------   ---------------

Income from continuing operations                          20,925            18,338

Discontinued operations:
      Gain (loss) on sales of properties                        0                34
      Income (loss) from discontinued
           operations, net                                      0               925
                                                   ---------------   ---------------
                                                                0               959
                                                   ---------------   ---------------
Net income                                                 20,925            19,297
Preferred dividends                                         2,270             2,846
                                                   ---------------   ---------------

Net income available to
    common stockholders                                  $ 18,655          $ 16,451
                                                   ===============   ===============

Average number of common shares outstanding:
      Basic                                                50,580            39,971
      Diluted                                              51,358            40,473

Net income available to common stockholders
  per share:
      Basic                                              $   0.37          $   0.41
      Diluted                                                0.36              0.41

Funds from operations                                    $ 35,789          $ 28,074

Funds from operations per share:
      Basic                                              $   0.71          $   0.70
      Diluted                                                0.70              0.69

Dividends per share                                      $  0.585          $  0.585


--------------------------------------------------------------------------------

HEALTH CARE REIT, INC.
FINANCIAL SUPPLEMENT - MARCH 31, 2004


PORTFOLIO COMPOSITION ($000'S)                                                                           EXHIBIT 1
------------------------------

BALANCE SHEET DATA                           # Properties    # Beds/Units        Balance              % Balance
                                    ------------------------------------------------------------------------------
    Real Property                            316               28,426           $ 1,809,534             87%
    Loans Receivable                          24                2,733               218,434             11%
    Subdebt Investments                        0                    0                45,173              2%
                                    ------------------------------------------------------------------------------
    Total Investments                        340               31,159           $ 2,073,141            100%

INVESTMENT DATA                         # Properties       # Beds/Units        Investment (1)       % Investment
                                    ------------------------------------------------------------------------------
    Assisted Living Facilities               221               14,370           $ 1,210,880             58%
    Skilled Nursing Facilities               111               15,585               706,937             34%
    Specialty Care Facilities                  8                1,204               158,519              8%
                                    ------------------------------------------------------------------------------
    Real Estate Investments                  340               31,159           $ 2,076,336            100%


NOTES: (1) REAL ESTATE INVESTMENTS INCLUDE GROSS REAL ESTATE INVESTMENTS AND
           CREDIT ENHANCEMENTS WHICH AMOUNTED TO $2,073,141,000 AND $3,195,000, RESPECTIVELY.


REVENUE COMPOSITION ($000'S)                                                                       EXHIBIT 2
----------------------------
                                                                                  Three Months Ended
                                                                                    March 31, 2004
                                                                            --------------------------------
REVENUE BY INVESTMENT TYPE (1)
    Real Property                                                                $ 55,142             90%
    Loans Receivable                                                                4,706              8%
    Subdebt Investments                                                             1,113              2%
                                                                            --------------------------------
    Total                                                                        $ 60,961            100%

REVENUE BY FACILITY TYPE (1)
    Assisted Living Facilities                                                   $ 35,607             58%
    Skilled Nursing Facilities                                                     21,322             35%
    Specialty Care Facilities                                                       4,032              7%
                                                                            --------------------------------
    Total                                                                        $ 60,961            100%


NOTES:  (1) REVENUES INCLUDE GROSS REVENUES AND REVENUES FROM
            DISCONTINUED OPERATIONS.

--------------------------------------------------------------------------------

OPERATOR CONCENTRATION ($000'S)                                                                        EXHIBIT 3
-------------------------------

CONCENTRATION BY INVESTMENT                       # Properties            Investment               % Investment
                                            ---------------------------------------------------------------------
    Emeritus Corporation                                30                $   230,717                 11%
    Southern Assisted Living, Inc.                      46                    210,882                 10%
    Commonwealth Communities L.L.C.                     14                    202,066                 10%
    Home Quality Management, Inc.                       32                    182,230                  9%
    Life Care Centers of America, Inc.                  17                    123,071                  6%
    Remaining Operators (43)                           201                  1,127,370                 54%
                                            ---------------------------------------------------------------------
    Total                                              340                $ 2,076,336                100%

CONCENTRATION BY REVENUE                          # Properties            Revenue (1)              % Revenue
                                            ---------------------------------------------------------------------
    Emeritus Corporation                                30                $     7,029                 12%
    Commonwealth Communities L.L.C.                     14                      6,926                 11%
    Southern Assisted Living, Inc.                      46                      6,264                 10%
    Home Quality Management, Inc.                       32                      4,674                  8%
    Life Care Centers of America, Inc.                  17                      3,713                  6%
    Remaining Operators (43)                           201                     32,355                 53%
                                            ---------------------------------------------------------------------
    Total                                              340                $    60,961                100%


NOTES: (1)   THREE MONTHS ENDED MARCH 31, 2004.



GEOGRAPHIC CONCENTRATION ($000'S)                                                                         EXHIBIT 4
---------------------------------

CONCENTRATION BY REGION                    # Properties               Investment                  % Investment
                                     -----------------------     ----------------------      ----------------------
    South                                       207                     $ 1,038,814                     50%
    Northeast                                    50                         444,824                     21%
    West                                         44                         307,588                     15%
    Midwest                                      39                         285,110                     14%
                                     -----------------------     ----------------------      ----------------------
    Total                                       340                     $ 2,076,336                    100%

CONCENTRATION BY STATE                     # Properties                 Investment                % Investment
                                     -----------------------     ----------------------      ----------------------
    Massachusetts                                28                     $   298,772                     14%
    North Carolina                               44                         204,767                     10%
    Florida                                      33                         182,673                      9%
    Tennessee                                    27                         148,577                      7%
    Ohio                                         14                         128,662                      6%
    Remaining States (28)                       194                       1,112,885                     54%
                                     -----------------------     ----------------------      ----------------------
    Total                                       340                     $ 2,076,336                    100%

REVENUE BY STATE                           # Properties                Revenue (1)                 % Revenue
                                     -----------------------     ----------------------      ----------------------
    Massachusetts                                28                     $     9,028                     15%
    North Carolina                               44                           6,147                     10%
    Florida                                      33                           5,553                      9%
    Ohio                                         14                           4,107                      7%
    Tennessee                                    27                           3,809                      6%
    Remaining States (28)                       194                          32,317                     53%
                                     -----------------------     ----------------------      ----------------------
    Total                                       340                     $    60,961                    100%


NOTES: (1) THREE MONTHS ENDED MARCH 31, 2004.

--------------------------------------------------------------------------------


COMMITTED INVESTMENT BALANCES                                                                             EXHIBIT 5
------------------------------
($000's except Investment per Bed/Unit)
                                                                              Committed           Investment
                                           # Properties      # Beds/Units    Balance (1)         per Bed/Unit
                                   -------------------------------------------------------------------------------
Assisted Living Facilities                  221               14,370          $ 1,223,170             $ 85,120
Skilled Nursing Facilities                  111               15,585              706,937               45,360
Specialty Care Facilities                     8                1,204              158,519              131,660
                                   -------------------------------------------------------------------------------
Total                                       340               31,159          $ 2,088,626                 -na-


NOTES: (1)    COMMITTED BALANCE INCLUDES GROSS REAL ESTATE INVESTMENTS, CREDIT
              ENHANCEMENTS AND UNFUNDED CONSTRUCTION COMMITMENTS FOR WHICH
              INITIAL FUNDING HAD COMMENCED.


LEASE UP STATISTICS ON ASSISTED LIVING FACILITIES ($000'S)                                              EXHIBIT 6
----------------------------------------------------------

                                                              Average Months
OCCUPANCY                                  # Properties        in Operation         Revenue (1)     % Revenue
                                ----------------------------------------------------------------------------------
    0% - 50%                                2                         5              $   603            1%
    50% - 70%                               1                        41                  454            1%
    70% +                                   8                        35                2,477            4%
                                ----------------------------------------------------------------------------------
                                           11                      -na-              $ 3,534            6%


NOTES: (1)  INTEREST AND RENTAL INCOME FOR THE THREE MONTHS ENDED MARCH 31,
            2004.


SELECTED FACILITY DATA                                                                                  EXHIBIT 7
----------------------
                                                                                            Coverage Data
                                                           % Payor Mix            --------------------------------
                                                 ---------------------------------    Before            After
                                      Census        Private           Medicare       Mgt. Fees        Mgt. Fees
                                  --------------------------------------------------------------------------------
Assisted Living Facilities             85%            85%                0%           1.35x            1.14x
Skilled Nursing Facilities             85%            17%               15%           1.84x            1.41x
Specialty Care Facilities              69%            14%               35%           1.95x            1.49x
                                                                                  --------------------------------
                                                                   Weighted Averages  1.58x            1.26x



NOTES: DATA AS OF DECEMBER 31, 2003.

--------------------------------------------------------------------------------


CREDIT SUPPORT ($000'S)                                                                          EXHIBIT 8
-----------------------
                                       Balance            % Investment
                                    -------------------------------------
Cross Defaulted                      $ 1,939,569        94% of gross real estate investments
Cross Collateralized                     174,335        80% of real property loans receivable
Master Leases                          1,471,210        81% of real property owned



CURRENT CAPITALIZATION ($000'S)                                               LEVERAGE & PERFORMANCE RATIOS
------------------------------------                                     -----------------------------------------
                                       Balance            % Balance
                                    ---------------------------------
Borrowings Under Bank Lines           $         0            0%          Debt/Total Book Cap            47%
Long-Term Debt Obligations              1,012,616           47%          Debt/Total Market Cap          32%
Stockholders' Equity                    1,160,363           53%          Interest Coverage        3.11x 1st Qtr.
                                    ---------------------------------
    Total Book Capitalization         $ 2,172,979          100%
                                                                         FFO Payout Ratio           84% 1st Qtr.




REVENUE MATURITIES ($000'S)                                                                                 EXHIBIT 9
---------------------------

OPERATING LEASE EXPIRATIONS & LOAN MATURITIES

                             Current Lease          Current Interest             Lease and
        Year                  Revenue (1)             Revenue (1)             Interest Revenue         % of Total
--------------------------------------------------------------------------------------------------------------------
        2004                     $       0                $  1,101               $   1,101                 0%
        2005                             0                   1,758                   1,758                 1%
        2006                             0                   5,106                   5,106                 2%
        2007                             0                   4,695                   4,695                 2%
        2008                             0                   2,633                   2,633                 1%
     Thereafter                    218,306                   7,561                 225,867                94%
                       ---------------------------------------------------------------------------------------------
       Total                     $ 218,306                $ 22,854               $ 241,160               100%


NOTES: (1)  REVENUE IMPACT BY YEAR, ANNUALIZED.



DEBT MATURITIES AND PRINCIPAL PAYMENTS ($000'S)                                                         EXHIBIT 10
-----------------------------------------------
         Year                 Lines of Credit (1)   Senior Notes            Secured Debt            Total
------------------------------------------------------------------------------------------------------------------
         2004                   $  30,000              $  40,000 (2)         $   1,800            $    71,800
         2005                           0                      0                 6,021                  6,021
         2006                     310,000                 50,000                 2,702                362,702
         2007                           0                175,000                14,709                189,709
         2008                           0                100,000                 9,879                109,879
         2009                           0                      0                12,938                 12,938
         2010                           0                      0                 8,948                  8,948
      Thereafter                        0                500,000                90,619                590,619
                        ------------------------------------------------------------------------------------------
         Total                  $ 340,000              $ 865,000             $ 147,616            $ 1,352,616


NOTES: (1) REFLECTED AT 100% CAPACITY.
       (2) PAID OFF ON APRIL 15, 2004.

--------------------------------------------------------------------------------


INVESTMENT ACTIVITY ($000'S)                                               EXHIBIT 11
----------------------------
                                                          Three Months Ended
                                                             March 31, 2004
                                                   ----------------------------------
FUNDING BY INVESTMENT TYPE
    Real Property                                           $ 85,390           98%
    Loans Receivable                                           1,610            2%
    Subdebt Investments                                          290            0%
                                                   ----------------------------------
    Total                                                   $ 87,290          100%

FUNDING BY FACILITY TYPE
    Assisted Living Facilities                              $ 23,927           27%
    Skilled Nursing Facilities                                62,510           72%
    Specialty Care Facilities                                    853            1%
                                                   ----------------------------------
    Total                                                   $ 87,290          100%





 DISCONTINUED OPERATIONS ($000'S)                                         EXHIBIT 12
----------------------------------
                                                              Three Months Ended
                                                                    March 31
                                                          ---------------------------
                                                             2004           2003
                                                          -----------    ------------
REVENUES
Rental income                                                   $ 0         $ 2,155

EXPENSES
Interest expense                                                  0             493
Provision for depreciation                                        0             737
                                                         -----------    ------------
Income (loss) from discontinued
    operations, net                                             $ 0         $   925


--------------------------------------------------------------------------------

FUNDS FROM OPERATIONS RECONCILIATION                                       EXHIBIT 13
--------------------------------------
 (Amounts in 000's except per share data)
                                                              Three Months Ended
                                                                    March 31
                                                          ---------------------------
                                                             2004           2003
                                                          -----------    ------------

 Net income available to common stockholders                $ 18,655        $ 16,451
 Provision for depreciation (1)                               17,134          11,657
 Loss (gain) on sales of properties                                0             (34)
                                                          -----------    ------------
 Funds from operations                                      $ 35,789        $ 28,074

 Average common shares outstanding:
      Basic                                                   50,580          39,971
      Diluted                                                 51,358          40,473

 Per share data:
 Net income available to common stockholders
      Basic                                                 $   0.37        $   0.41
      Diluted                                                   0.36            0.41

 Funds from operations
      Basic                                                 $   0.71        $   0.70
      Diluted                                                   0.70            0.69

 FFO PAYOUT RATIO
 Dividends per share                                        $  0.585        $  0.585
 FFO per diluted share                                      $   0.70        $   0.69
                                                          -----------    ------------
      FFO payout ratio                                           84%             85%


NOTES:  (1)  PROVISION FOR DEPRECIATION INCLUDES PROVISION FOR DEPRECIATION
             FROM DISCONTINUED OPERATIONS.



FFO OUTLOOK RECONCILIATION                                             EXHIBIT 14
----------------------------
(Amounts in 000's except per share data)
                                                              Year Ended
                                                            December 31, 2004
                                                       --------------------------
                                                           Low          High
                                                       ------------  ------------
Net income available to common stockholders             $  86,700     $  89,300
Provision for depreciation (1)                             68,000        68,000
                                                      ------------  ------------
Funds from operations                                   $ 154,700     $ 157,300

Average common shares outstanding (diluted)                51,750        51,750

Per share data (diluted):

Net income available to common stockholders             $    1.68     $    1.73
Funds from operations                                        2.99          3.04


NOTES:  (1)   PROVISION FOR DEPRECIATION INCLUDES PROVISION FOR DEPRECIATION
              FROM DISCONTINUED OPERATIONS.

--------------------------------------------------------------------------------


EBITDA RECONCILIATION ($000'S)                                           EXHIBIT 15
--------------------------------

                                                             Three Months Ended
                                                                   March 31
                                                          ---------------------------
                                                             2004           2003
                                                          -----------    ------------
 Net income                                                 $ 20,925        $ 19,297
 Provision for depreciation (1)                               17,134          11,657
 Interest expense (1)                                         18,552          11,876
 Capitalized interest                                            137             258
 Amortization (2)                                              1,118           1,188
 Provision for loan losses                                       300             250
                                                          -----------    ------------
 EBITDA                                                     $ 58,166        $ 44,526

 INTEREST COVERAGE RATIO
 Interest expense (1)                                       $ 18,552        $ 11,876
 Capitalized interest                                            137             258
                                                          -----------    ------------
      Total interest                                          18,689          12,134
 EBITDA                                                       58,166          44,526
                                                          -----------    ------------
      Interest coverage ratio                                  3.11x           3.67x


NOTES:  (1)  PROVISION FOR DEPRECIATION AND INTEREST EXPENSE INCLUDE PROVISION
             FOR DEPRECIATION AND INTEREST EXPENSE FROM DISCONTINUED OPERATIONS.
        (2) AMORTIZATION INCLUDES AMORTIZATION OF DEFERRED LOAN EXPENSES, RESTRICTED STOCK AND STOCK OPTIONS.